Exhibit 10.19

AMENDMENT 1 TO MASTER RESEARCH COLLABORATION AGREEMENT

This Amendment 1 dated as of the last date of signature of the Parties hereto (“Amendment 1”) is made between:

THE UNIVERSITY COURT OF THE UNIVERSITY OF EDINBURGH, a charitable body registered in Scotland under registration number SC005336, incorporated under the Universities (Scotland) Acts and having its main administrative offices at Old College, South Bridge Edinburgh, EH8 9YL (“University”); and

NEUROGENE INC., a Delaware company having an address at 535 West 24th Street, 5th Floor, New York, NY 10011 (“Collaborator”);

(together the “Parties” or individually a “Party”).

WHEREAS:

(a)	The Parties entered into a Master Research Collaboration Agreement with an effective date of 4 December 2020 (“Agreement”);

(b)	The Parties have agreed to extend the Term as defined in the Agreement; and

(c)	The Parties wish to add additional projects to the Agreement.

Accordingly, the Parties wish to amend the Agreement in accordance with the terms of this Amendment 1.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

1.	Amendment to the Agreement

The Agreement shall be amended as follows:

1.1	at both Clause 3.2 and Clause 4.1 of the Agreement after the wording “Schedule B” shall be added the wording “and Schedule Bb”;

1.2	An additional schedule entitled “Schedule Bb shall be added to the Agreement after Schedule B in the terms of Annexure 1 annexed and signed as relative hereto;

1.3	after Clause 3.10 of the Agreement the following additional paragraphs shall be added:

“The COLLABORATOR agrees to transfer to the UNIVERSITY the Materials detailed in the schedule to Appendix D. The transfer of such Materials and any other biological material by the COLLABORATOR to the UNIVERSITY in connection with the Project will be subject to the Materials Transfer Agreement terms contained in Appendix D”.

1.4.	an additional appendix entitled “Appendix D” shall be added to the Agreement after Appendix C in the terms of Annexure 2 annexed and signed as relative hereto;

1.5	at Clause 10.1 of the Agreement the wording “forty (40)” shall be deleted and replaced with “seventy-three (73)”;

1.6	at Schedule C of the Agreement:

1.6.1	after the heading “Financial Contribution” shall be added the wording “for the First 36 Months”;

1.6.2	the heading “Duration of the project 36 months” shall be deleted; and

1.6.3

The final bullet point shall be amended to read “Payment of ten percent (10%) of the cost of the project ($379,054.27) will be due thirty-six (36) months after the Effective Date of the Agreement and will be payable within thirty (30) days of receipt of an invoice from the University.”

1.7	An additional schedule entitled “Schedule Cb” shall be added to the Agreement after Schedule C in the terms of Annexure 3 annexed and signed as relative hereto;

1.8

Where reference is made to ‘Schedule C’ in the Agreement at (i) the definition of Financial Contribution; and (ii) four references at Clause 4.1, shall be added after each reference to “Schedule C” the wording “and Schedule Cb”.

1.9	After Clause 5.11 of the Agreement the following additional paragraph shall be added:

“In the event that COLLABORATOR intends to submit any patent application in which any employee or a student of UNIVERSITY is to be named as an inventor, regardless of whether or not the proposed patent application relates to the Project, COLLABORATOR shall notify UNIVERSITY and provide details of the proposed patent application at least 30 days prior to the patent application being submitted.

1.10	At Clause 5.18 of the Agreement at the end of the paragraph the following wording shall be added:

“DECLARING that a separate Licence shall be required for commercial exploitation relevant to each individual project that the Project comprises, the individual projects being: the project described at Schedule A, the project described at Schedule B, and each of the four projects described at Schedule Bb;”

2	Miscellaneous.

(a)	This Amendment 1 is effective from 1 January 2024.

(b)	All capitalised terms used in this Amendment 1 but not defined herein shall have the respective meanings given to such terms in the Agreement, unless otherwise indicated.

(c)

All provisions of the Agreement altered by this Amendment 1 shall only be altered as far as expressly stated in this Amendment 1. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the provisions of the Agreement and this Amendment 1, the provisions of this Amendment 1 shall in respect of the matters set out in this Amendment 1 prevail.

(d)

The Agreement, as amended by this Amendment 1 constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous representations, agreements, understandings and negotiations with respect thereto.

(e)

This Amendment 1 may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single agreement binding on the Parties and (b) will be considered executed by a Party when the signature of such Party is delivered physically or sent by email to the other Party, as appropriate. The Parties agree that any signature delivered by email shall have the same force and effect as an original signature.

(f)

This Amendment 1 and any disputes or claims arising out of or in connection with it or its subject matter or its formation (including non-contractual disputes or claims) are governed by and construed in accordance with English law. The Parties irrevocably agree that the Scottish Courts have the exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or its formations (including non-contractual disputes or claims).

IN WITNESS WHEREOF, the Parties have caused this Amendment 1 to be executed by their duly authorised representatives.

FOR AND ON BEHALF OF THE UNIVERSITY COURT OF THE UNIVERSITY OF EDINBURGH		FOR AND ON BEHALF OF NEUROGENE INC

By:	/s/ Susan L Bodie	By:	/s/ Rachel McMinn
Name:	Susan L Bodie	Name:	Rachel McMinn
Title:	Head of Business Development, College of Medicine and Veterinary Medicine	Title:	Founder & CEO
Date:	24/11/23	Date:	29-Nov-2023 | 5:46 AM EST

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